UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 3, 2025

QuickLogic Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-22671	77-0188504

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2220 Lundy Avenue, San Jose, CA		95131-1816
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 990-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communicati1ons pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	QUIK	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On January 7, 2025, QuickLogic Corporation (the “Company”) issued a press release announcing its Board of Directors is actively exploring options for its wholly-owned subsidiary, SensiML. Preliminary discussions are underway with potential strategic partners regarding the possible sale of SensiML or its assets.

With the increasing interest in applying Artificial Intelligence (AI) and Machine Learning (ML) in edge applications, there are clear opportunities for future growth. However, with the success of its eFPGA Hard IP and ruggedized FPGA business, QuickLogic will focus all of its resources towards leveraging and growing the cornerstones of its core business model.

Recent events, including the Company’s eFPGA Hard IP design wins with strategic customers, expansion of large government ruggedized FPGA and eFPGA Hard IP contracts, performance improvements of its eFPGA Hard IP products, the change in the eFPGA market competitor landscape and an increase in inbound interest from customers of former eFPGA market competitors has resulted in the Company’s plan to focus solely on its programmable logic technology, products, and markets. In furtherance of this strategic focus, the Board of Directors of the Company is exploring options for SensiML, a wholly-owned subsidiary of the Company. As of the date of this Current Report on Form 8-K, QuickLogic is currently in preliminary discussions with certain strategic partners regarding a potential sale of SensiML or its assets.

We cannot provide assurance that any of the current discussions will result in a transaction or, if they did, what the ultimate terms of such transaction would be. A strategic transaction cannot be assured and may not materialize. The preliminary discussions are ongoing, and the Board of Directors will continue to evaluate all strategic possibilities consistent with its fiduciary duties. Any decision with respect to a potential transaction remains subject to approval by the Company’s Board of Directors. The Company does not intend to comment on the process or disclose further developments until the Board approves a specific transaction or otherwise concludes its review of strategic alternatives for SensiML.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Report will not be deemed an admission as to the materiality of any information contained in this Item 7.01, including Exhibit 99.1. including the Company’s design wins with strategic customers, expansion of large government contracts, and performance improvement of its products.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of QuickLogic Corporation, dated January 7, 2025
104	Cover Page Interactive Data File - The cover page XBRL tags are embedded within the inline XBRL document.

Cautionary Language Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Company’s performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and the Company assumes no duty to update forward looking statements, except as required by law. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, some of which are beyond the control of the Company. In addition to these factors, investors should review the “Risk Factors” set forth in QuickLogic’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2024, and other filings with the United States Securities and Exchange Commission, which identify important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements in this communication.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2025	QuickLogic Corporation

/s/ Elias Nader
Elias Nader Chief Financial Officer and Senior Vice-President, Finance (Principal Financial Officer)